Exhibit 2.618 - Supplemental Conditional Assignment of Receivables Agreement, dated April 2013, granted by SIG Combibloc Ltd. (Thailand) in favour of Wilmington Trust (London) Limited as collateral agent

Supplemental Conditional Assignment of Receivables
THIS SUPPLEMENTAL CONDITIONAL ASSIGNMENT OF RECEIVABLES AGREEMENT (the "Supplemental Conditional Assignment Agreement") is made on        April 2013.
BETWEEN:

1.
SIG COMBIBLOC LTD. registered in Thailand with the company registration number 0105538149390 having its registered office at 33 Moo 4 Pluakdaeng Sub- District, Pluakdaeng District, Rayong Province (the "Assignor");

2.
WILMINGTON TRUST (LONDON) LIMITED as collateral agent appointed under the First Lien Intercreditor Agreement (as defined in the Conditional Assignment of Receivables defined below) acting in its own right and/or for the benefit and on behalf of the Secured Parties (the "Collateral Agent", and this expression shall include any person for the time being appointed as successor collateral agent and any permitted assigns in such capacity, for the purpose of, and in accordance with, the First Lien Intercreditor Agreement); and

3.	THE SECURED PARTIES (as defined in the Conditional Assignment of Receivables defined below) acting through the Collateral Agent.
WHEREAS:

(A)
The Assignor, the Collateral Agent and the Secured Parties entered into the Conditional Assignment of Receivables Agreement dated January 29, 2010 pursuant to which the Assignor agreed to assign to and in favour and for the benefit of the Collateral Agent and the Secured Parties all Receivables under the terms and conditions set out therein (the "Conditional Assignment of Receivables").

(B)
The Assignor executes this Supplemental Conditional Assignment Agreement with respect to the conditional assignment herein pursuant to Clause 2 of the Conditional Assignment of Receivables to effect the assignment of the receivables specified in the attached Appendix (the "Receivables").

THE PARTIES HERETO AGREE AS FOLLOWS:

4.
Unless defined otherwise herein, words and expressions defined in or construed by the Conditional Assignment of Receivables shall have the same meanings and shall be construed in the same manner when used in this Agreement.

5.
To secure the payment, performance, discharge and satisfaction in full of the Obligations, the Assignor hereby assigns (subject to the condition to the absolute assignment's effectiveness in Clause 2.3 of the Conditional Assignment of Receivables) to and in favour and for the benefit of the Collateral Agent and the Secured Parties all of the Receivables.

6.
The Assignor will serve the Notice of Conditional Assignment to any Intercompany Debtor in respect of the Receivables and take such action as is required by Clause 3 (Notice of Conditional Assignment to the Intercompany Debtor) of the Conditional Assignment of Receivables.

7.
The Assignor hereby represents and warrants that the representation, warranties and undertakings of the Assignor set forth in Clause 6 (Representation and Warranties) of the Conditional Assignment of Receivables are true and correct in all material respects as of the date hereof with the same effect as though made on and as of the date of this Supplemental Conditional Assignment Agreement.

8.
Unless otherwise provided in this Supplemental Conditional Assignment Agreement, all other terms and conditions set forth in the Conditional Assignment of Receivables will apply to this Supplemental Conditional Assignment Agreement and be deemed to be incorporated mutatis mutandis as if set out in full herein.

IN WITNESS WHEREOF the parties to this Supplemental Conditional Assignment Agreement have caused this Supplemental Conditional Assignment Agreement to be executed on the date first above written.

ASSIGNOR
EXECUTED For and on behalf of
SIG COMBIBLOC LTD.
(the company seal (if required))

By:    /s/ Cindi Lefari
Name:    Cindi Lefari
Title:    Authorised Signatory

COLLATERAL AGENT
EXECUTED for and on behalf of
WILMINGTON TRUST (LONDON) LIMITED

By:    /s/ Paul Barton
Name:    Paul Barton

Title:    Director

SECURED PARTIES
EXECUTED for and on behalf of the Secured Parties by the Collateral Agent
WILMINGTON TRUST (LONDON) LIMITED
By:    /s/ Paul Barton
Name:    Paul Barton
Title:    Director
Appendix A to the Supplemental Conditional Assignment Agreement
List of Debtors/Receivables

A.	Intercompany Debtors.
See Appendix B

B.	Other Debtors.
See Appendix C
Appendix B to the Supplemental Conditional Assignment Agreement
List of Intercompany Debtors/Receivables
Appendix C to the Supplemental Conditional Assignment Agreement
List of Other Debtors/Receivables